Example Template : 77O


"DEUTSCHE BOND VIP

"

N-Sar January 1, 2015 - June 30, 2015


Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
American International Group Inc	026874DB0
	1/12/2015		$99.55	$2,000,000,000
	$273,763	0.01%		BNP, CITI, DB,
HSBC, JPM, MS, UBS	CITI
AT&T Inc	00206RCL4	4/23/2015
	$99.95	$17,500,000,000	$99,949
	0.00%		BCLY, BNP, CITI, CS, DB, GS, JPM
	JPM
AT&T Inc	00206RCN0	4/23/2015
	$99.70	$17,500,000,000	$149,716
	0.00%		BCLY, BNP, CITI, CS, DB, GS, JPM
	JPM
AbbVie Inc	00287YAQ2	5/5/2015
	$99.83	$16,700,000,000	$89,843
	0.00%		BCLY, BNP, DB, MS, BOAML,
MITSUBISHI	BOAML
Kraft Heinz Foods Co	423074AV5	6/23/2015
	$99.61	$10,000,000,000	$19,921
	0.00%		BCLY, CITI, GS, JPM, MS, WELLS
	BCLY
Kraft Heinz Foods Co	423074AX1	6/23/2015
	$99.87	$10,000,000,000	$54,927
	0.00%		BCLY, BOAML, CIIT, DB, GS,
JPM, MS	WELLS
Massachusetts Mutual Life Insurance Co	575767AK4
	4/8/2015		$98.18	$500,000,000
	$58,910	0.01%		BCLY, CITI, DB,
MS	BCLY
Petrobras Global Finance BV	71647NAN9
	6/1/2015		$81.07	$2,500,000,000
	$202,675	0.01%		DB, JPM
	JPM

Example Template : 77O


"DEUTSCHE CAPITAL GROWTH VIP

"

N-Sar January 1, 2015 - June 30, 2015



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Fitbit Inc	33812L102	6/17/2015
	$20.0	$655,500,000	$69,880	0.01%
	DB, BOAML, MS	MS